SAN ANTONIO VENTURES INC.

2013	Notice of Annual General Meeting of Shareholders

ANNUAL GENERAL	Information Circular

MEETING

Place:	Terminal City Club 837 West Hastings Street Vancouver, BC

Time:	11:00 a.m.
Date:	Wednesday, September 25, 2013

SAN ANTONIO VENTURES INC.

CORPORATE	Head Office
c/o Suite 3000, 1055 West Georgia Street
DATA	Vancouver, BC V6E 3R3

Directors & Officers
Christopher I. Dyakowski, Director
President & Chief Executive Officer
Kenneth C. Phillippe, Director & Chief
Financial Officer
Stephen P. Kenwood, Director
Sandra J. Morton, Secretary

Registrar & Transfer Agent
Computershare Investor Services Inc.
3rd Floor, 510 Burrard Street
Vancouver, BC V6C 3B9

Solicitors
Bull, Housser & Tupper LLP
Barristers & Solicitors
Suite 3000, 1055 West Georgia Street
Vancouver, BC V6E 3R3

Auditors
MNP LLP
Suite 2300, 1055 Dunsmuir Street
Vancouver, BC V7X 1J1

Listing
Tier 2
TSX Venture Exchange
Symbol SAN

SAN ANTONIO VENTURES INC.

(the “Company”)

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of the Company will be held at the Terminal City Club, 837 West Hastings Street, Vancouver, British Columbia, on Wednesday, September 25, 2013 at 11:00 a.m. (Vancouver time), for the following purposes:

(a)

To receive the financial statements of the Company for the fiscal year ended March 31, 2013, together with the report of the auditors thereon;

(b)

To appoint auditors and to authorize the directors to fix their remuneration;

(c)

To elect directors;

(d)

To approve the continuance of the Company’s Stock Option Incentive Plan; and

(e)

To transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

Registered shareholders who are unable to attend the meeting are requested to read the notes included in the form of Proxy enclosed and then to complete, date, sign and mail the enclosed form of Proxy, or to complete the Proxy by telephone or the internet, in accordance with the instructions set out in the Proxy and in the Information Circular accompanying this Notice.

DATED at Vancouver, British Columbia, this 16th day of August, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) “Christopher I. Dyakowski”

Christopher I. Dyakowski,

President & Chief Executive Officer

SAN ANTONIO VENTURES INC.
c/o Suite 3000, 1055 West Georgia Street
Vancouver, BC V6E 3R3
Telephone: 604.250.2844
Fax: 604.263.7010

INFORMATION CIRCULAR

(as at August 16, 2013, unless indicated otherwise)

If you are a non-registered shareholder of the Company and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by the other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

SOLICITATION OF PROXIES

This Information Circular and the accompanying documents (the “Meeting Materials”) are furnished in connection with the solicitation of proxies by the management of San Antonio Ventures Inc. (the “Company”) for use at the Annual General Meeting of Shareholders of the Company to be held on Wednesday, September 25, 2013 (the “Meeting”) and any adjournment thereof at the time and place and for the purposes set forth in the accompanying Notice of Meeting. While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the directors and regular employees of the Company. All costs of solicitation will be borne by the Company.

These Meeting Materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the Company or its agent has sent these Meeting Materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary (as defined below) holding on your behalf. By choosing to send these Meeting Materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for: (i) delivering these Meeting Materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions. (For further information relating to non-registered owners, see the discussion below under “INFORMATION FOR NON-REGISTERED (BENEFICIAL) OWNERS OF SHARES”.)

APPOINTMENT AND REVOCATION OF PROXIES

The individuals named in the accompanying form of proxy are the President/Chief Executive Officer and a director of the Company. A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON’S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY AND STRIKING OUT THE TWO PRINTED NAMES OR BY COMPLETING ANOTHER FORM OF PROXY. To be valid, a proxy must be in writing and executed by the shareholder or its attorney authorized in writing, unless the shareholder chooses to complete the proxy by telephone or the internet as described in the enclosed proxy form. Completed proxies must be received by Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment thereof, or, at the discretion of the Chairman of the Meeting, delivered to the Chairman of the Meeting prior to the commencement of the Meeting or prior to any re-commencement of the Meeting after an adjournment.

A shareholder who has given a proxy may revoke it by an instrument in writing executed by the shareholder or by his attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered either to the registered office of the Company, Suite 3000, 1055 West Georgia Street, Vancouver, British Columbia, V6E 3R3, at any time up to and including the last business day preceding the day of the Meeting, or if adjourned, any reconvening thereof, or to the Chairman of the Meeting on the day of the Meeting or, if adjourned, any reconvening thereof or in any other manner provided by law. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

INFORMATION FOR NON-REGISTERED (BENEFICIAL) OWNERS OF SHARES

The shares owned by many shareholders of the Company are not registered on the records of the Company in the beneficial shareholders’ own names. Rather, such shares are registered in the name of a securities dealer, bank or other intermediary, or in the name of a clearing agency (referred to in this Information Circular as an “intermediary” or “intermediaries”). Shareholders who do not hold their shares in their own names (referred to in this Information Circular as “non-registered owners”) should note that only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. A non-registered owner cannot be recognized at the Meeting for the purpose of voting his shares unless such holder is appointed by the applicable intermediary as a proxyholder.

Non-registered owners who have not objected to their intermediary disclosing certain ownership information about themselves to the Company are referred to as “NOBOs”. Those non-registered owners who have objected to their intermediary disclosing ownership information about themselves to the Company are referred to as “OBOs”.

In accordance with applicable securities regulatory policy, the Company has elected to seek voting instructions directly from NOBOs. The intermediaries (or their service companies) are responsible for forwarding this Information Circular and other Meeting Materials to each OBO, unless the OBO has waived the right to receive them.

Meeting Materials sent to non-registered owners who have not waived the right to receive Meeting Materials are accompanied by a request for voting instructions (a “VIF”). This form is provided instead of a proxy. By returning the VIF in accordance with the instructions noted on it, a non-registered owner is able to instruct the registered shareholder how to vote on behalf of the non-registered owner. VIFs, whether provided by the Company or by an intermediary, should be completed and returned in accordance with the specific instructions noted on the VIF.

In either case, the purpose of this procedure is to permit non-registered owners to direct the voting of the shares which they beneficially own. If a non-registered owner who receives a VIF wishes to attend the Meeting or have someone else attend on his behalf, then the non-registered owner may request a legal proxy as set forth in the VIF, which will grant the non-registered owner or his nominee the right to attend and vote at the Meeting.

In addition to those procedures, recent amendments to National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) allow a NOBO to submit to the Company or an applicable intermediary any document in writing that requests that such NOBO or its nominee be appointed as the NOBO’s proxyholder. If such a request is received, the Company or the intermediary, as applicable, must arrange, without expense to the NOBO, to appoint such NOBO or its nominee as a proxyholder and to deposit that proxy within the time specified in this Information Circular, provided that the Company or the intermediary receives such written instructions at least one business day prior to the time at which proxies are to be submitted for use at the Meeting; accordingly, any such request must be received by 11:00 a.m. (Pacific Daylight Time) on Friday, September 20, 2013.

The Company does not intend to pay for intermediaries to forward to OBOs under NI 54-101 the proxy-related materials and Form 54-101F7 – Request for Voting Instructions Made by Intermediary, and an OBO will not receive those materials unless the OBO’s intermediary assumes the cost of delivery.

IF YOU ARE A NON-REGISTERED OWNER AND WISH TO VOTE IN PERSON AT THE MEETING, PLEASE REFER TO THE INSTRUCTIONS SET OUT ON THE “REQUEST FOR VOTING INSTRUCTIONS” (VIF) THAT ACCOMPANIES THIS INFORMATION CIRCULAR.

EXERCISE OF DISCRETION

Shares represented by proxy are entitled to be voted on a show of hands or any poll and, where a choice with respect to any matter to be acted upon has been specified in the form of proxy, the shares will be voted or withheld from voting in accordance with the specification so made.

SUCH SHARES WILL BE VOTED FOR EACH MATTER FOR WHICH NO CHOICE HAS BEEN SPECIFIED BY THE SHAREHOLDER.

The enclosed form of proxy when properly completed and delivered and not revoked confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations of matters identified in the Notice of Meeting, and with respect to other matters which may properly come before the Meeting. In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of the persons designated in the enclosed form of proxy to vote in accordance with their best judgment on such matters or business. At the time of the printing of this Information Circular, the management of the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Other than as set forth herein, management of the Company is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer of the Company since the commencement of the Company’s last completed financial year, or of any proposed nominee for election as a director of the Company, or of any associate or affiliate of any of such persons, in any manner to be acted upon at the Meeting other than the election of directors or the appointment of auditors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As at the date hereof, the Company has issued and outstanding 9,482,500 fully paid and non-assessable common shares, each share carrying the right to one vote. THE COMPANY HAS NO OTHER CLASSES OF VOTING SECURITIES.

Any shareholder of record at the close of business on August 16, 2013 who either personally attends the Meeting or who has completed and delivered a form of proxy in the manner and subject to the provisions described above shall be entitled to vote or to have his shares voted at the Meeting.

To the knowledge of the directors and executive officers of the Company, there are no persons or companies who beneficially own, or control or direct, directly or indirectly, shares carrying 10% or more of the voting rights attached to all outstanding shares of the Company.

ELECTION OF DIRECTORS

Nominees

The Board of Directors presently consists of three directors and it is intended to elect three directors for the ensuing year.

The term of office of each of the present directors expires at the Meeting. The persons named below will be presented for election at the Meeting as management’s nominees and the persons named in the accompanying form of proxy intend to vote for the election of these nominees. Management does not contemplate that any of these nominees will be unable to serve as a director. Each director elected will hold office until the next annual general meeting of the Company or until his successor is elected or appointed, unless his office is earlier vacated in accordance with the Articles of the Company, or with the provisions of the Business Corporations Act (British Columbia) (the “Act”).

The following table sets out the names of the nominees for election as directors, the province or state and the country in which each is ordinarily resident, all offices of the Company now held by each of them, their principal occupations, the period of time for which each has been a director of the Company, and the number of common shares of the Company beneficially owned by each, or controlled or directed, directly or indirectly, as at the date hereof.

Name, Position, Province/State and Country of Residence(1)(2)	Principal Occupation or Employment(1)	Period as a Director of the Company	No. of Shares(1)
CHRISTOPHER I. DYAKOWSKI(3)(4) Director, President & Chief Executive Officer British Columbia, Canada	Self-Employed Professional Geoscientist (mining & exploration)	June 10, 2010 to date	933,000

KENNETH C. PHILLIPPE(4) Director & Chief Financial Officer British Columbia, Canada	Self-employed Chartered Accountant since 1981	August 15, 2013 to date	Nil
STEPHEN P. KENWOOD(3) Director British Columbia, Canada	Self-Employed Professional Geoscientist	June 10, 2010 to date	710,000

NOTES:

(1)

The information as to province/state and country of residence, principal occupation and shares beneficially owned is not within the knowledge of the management of the Company and has been furnished by the respective nominees. The description of the principal occupation or employment for Kenneth Phillippe is for the past five years.

(2)

None of the proposed nominees for election as a director is to be elected under any arrangement or understanding between the proposed director and any other person or company, except the directors and executive officers of the company acting solely in such capacity.

(3)

Member of Audit & Finance Committee.

(4)

Member of Nominating & Corporate Governance Committee

Orders & Bankruptcies

None of the proposed nominees for election as a director of the Company:

(a)

is, as at the date of this Information Circular, or has been, within ten years before the date of this Information Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(i)

was subject to a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation, which order was in effect for a period of more than 30 consecutive days (an “Order”) that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)

was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer,

(b)

is, as at the date of this Information Circular, or has been, within ten years before the date of this Information Circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)

has, within the ten years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The following is a summary of the Company’s approach to corporate governance.

Board of Directors

The Board of Directors of the Company facilitates its exercise of independent supervision over management by ensuring sufficient representation by directors independent of management. The Board, at present, is composed of three directors, only one of whom, Stephen P. Kenwood, is considered to be independent. In determining whether a director is independent, the Board considers, for example, whether the director has a relationship which could, or could be perceived to, interfere with the director's ability to objectively assess the performance of management. On this basis, Christopher I. Dyakowski, by reason of his office as President and Chief Executive Officer of the Company, and Kenneth C. Phillippe, by reason of his office as Chief Financial Officer of the Company, is not considered to be an independent director.

The Board is not satisfied as to the extent of independence of its members. William E. Schmidt, a director of the Company since its incorporation, passed away on August 14, 2013 and Mr. Phillippe, the Chief Financial Officer of the Company, was appointed as a director in his place on August 15, 2013; however, the Board is aware that it does not meet independence requirements as it is currently constituted. The Board is actively seeking to identify a suitable candidate to join the Board as an additional independent director.

The Board is satisfied that it is not constrained in its access to information, in its deliberations, or in its ability to satisfy the mandate established by law to supervise the business and affairs of the Company and that there are sufficient systems and procedures in place to allow the Board to have a reasonable degree of independence from day-to-day management.

Directorships

The Company’s current directors are also directors of other reporting issuers (or equivalent) in a jurisdiction or a foreign jurisdiction as follows:

Name of Director	Name of Reporting Issuer
Christopher I. Dyakowski	Noram Ventures Inc.
Kenneth Phillippe	Discovery Ventures Inc.
Noram Ventures Inc.
Whitewater Capital Corp.
Stephen P. Kenwood	Central Resources Corp.
Dakar Resource Corp.
Ely Gold & Minerals Inc.
Remo Resources Inc.
Sonoro Metals Corp.
Supreme Resources Ltd.
Volcanic Metals Corp.

Orientation and Continuing Education

The Company has not yet developed an official orientation or training program for new directors. Notwithstanding the foregoing, all of the Company’s directors are familiar with mineral exploration and, as such, orientation has not, to date, been required. Nevertheless, new directors are provided, through discussions and meetings with other directors, officers, and employees, with a thorough description of the Company’s business, properties, assets, operations and strategic plans and objectives. Orientation activities will be tailored to the particular needs and experience of each director and the overall needs of the Board of Directors.

Ethical Business Conduct

The Board of Directors conducts itself with high business and moral standards and follows all applicable legal and financial requirements. In that regard, the Board has adopted a written Code of Ethics (the “Code”) for its directors, officers, employees and consultants. The Code adopted by the Board of Directors of the Company has been filed with regulators, in accordance with applicable legislation, and is available for viewing on SEDAR at www.sedar.com. The Code establishes practices regarding compliance with the law and internal policies and guidelines, a Whistleblower Policy which details complaint procedures for financial concerns, disclosure obligations, and internal financial control. Each employee, officer, director, and material consultant is provided with a copy of the Code and certifies, among others, that he or she has understood the Code and that he or she will continue to comply with the terms of the Code.

Further, the Board of Directors has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law, as well as the restrictions placed by applicable corporate legislation on the individual director’s participation in decisions of the Board of Directors in which the director has an interest, are sufficient to ensure that the Board of Directors operates independently of management and in the best interests of the Company and its shareholders.

Nomination of Directors

The Board of Directors has appointed a Nominating & Corporate Governance Committee (the “Corporate Governance Committee”) consisting of Christopher I. Dyakowski and Kenneth C. Phillippe.

The Corporate Governance Committee will consider the size of the Board of Directors each year when it considers the number of directors to recommend to the Board of Directors for director nominees. The criteria for selecting new directors shall reflect the requirements of the listing standards of the TSX Venture Exchange (the “Exchange”) (or such other exchange or self-regulatory organization on which the Company’s shares are listed for trading) with respect to independence and the following factors:

(a)

the appropriate size of the Company’s Board;

(b)

the needs of the Company with respect to the particular talents and experience of its directors;

(c)

personal and professional integrity of the candidate;

(d)

level of education and/or business experience;

(e)

broad-based business acumen;

(f)

the level of understanding of the Company’s business and the industry in which it operates and other industries relevant to the Company’s business;

(g)

the ability and willingness to commit adequate time to Board and committee matters;

(h)

the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company;

(i)

the ability to think strategically and a willingness to share ideas; and

(j)

diversity of experiences, expertise and background.

Compensation

The Board of Directors is responsible for determining all forms of compensation to be granted to the Chief Executive Officer of the Company in accordance with the terms of the contract for services agreement between the Company and Max Investments Inc., a company controlled by Christopher I. Dyakowski.

Other Board Committees

The Board has only two committees: the Audit & Finance Committee and the Nominating & Corporate Governance Committee.

Assessments

The Board does not formally review the contributions of individual directors; however, it believes that its current size facilitates informal discussion and evaluation of members’ contributions within that framework.

AUDIT & FINANCE COMMITTEE

Audit & Finance Committee’s Charter

The text of the Company’s Audit & Finance Committee Charter is attached as Appendix 1 to this Circular.

Composition of the Audit & Finance Committee

As at the date hereof, the members of the Audit & Finance Committee are Christopher I. Dyakowski and Stephen P. Kenwood. Mr. Kenwood is an independent director of the Company. Mr. Dyakowski is not independent by virtue of his being the President & Chief Executive Officer of the Company. The Board is aware that its Audit & Finance Committee does not meet the statutory and regulatory requirements as it is currently constituted. As mentioned under the heading “Statement of Corporate Governance Practices – Board of Directors”, William E. Schmidt, who was a member of the Company’s Audit & Finance Committee, passed away on August 14, 2013 and the Board is actively seeking a suitable candidate to join the Board as an additional independent director and as a member of the Audit & Finance Committee.

Each of the members of the Audit & Finance Committee is financially literate within the meaning of Section 1.5 of National Instrument 52-110 (“NI 52-110”) in that he has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.

Relevant Education and Experience

The education and experience of each member of the Audit & Finance Committee that is relevant to the performance of his responsibilities as an Audit & Finance Committee member and, in particular, any education or experience that would provide the member with:

(a)

an understanding of the accounting principles used by the Company to prepare its financial statements;

(b)

the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves;

(c)

experience preparing, auditing, analysing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more individuals engaged in such activities; and

(d)

an understanding of internal controls and procedures for financial reporting are as follows:

Name of Member	Education	Experience
Christopher I. Dyakowski	BSc (Geo)	32 years’ experience as director and/or officer
Stephen P. Kenwood	BSc (Geo)	16 years’ experience as director and/or officer

Audit & Finance Committee Oversight

At no time since the commencement of the Company’s most recently completed financial year did the board of directors of the Company decline to adopt a recommendation of the Audit & Finance Committee to nominate or compensate an external auditor.

Reliance on Certain Exemptions

At no time since the commencement of the Company’s most recently completed financial year has the Company relied on: (a) the exemption in section 2.4 (De Minimis Non-audit Services), or (b) an exemption from NI 52-110, in whole or in part, granted under Part 8 (Exemptions).

Pre-Approval Policies and Procedures

As at the date of this Circular, the Audit & Finance Committee has not adopted any specific policies or procedures for the engagement of non-audit services.

External Auditor Service Fees

Audit Fees

The aggregate fees billed by the Company’s external auditor in each of the last two fiscal years for audit fees were $14,790 for the fiscal year ended March 31, 2012 and $13,770 for the fiscal year ended March 31, 2013.

Audit-Related Fees

The aggregate fees billed by the Company’s external auditor in each of the last two fiscal years for additional services related to the performance of the audit or review of the Company’s financial statements were nil for the fiscal year ended March 31, 2012 and $Nil for the fiscal year ended March 31, 2013.

Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the Company’s external auditor for tax compliance, tax advice and tax planning were $1,500 for the fiscal year ended March 31, 2012 and $Nil for the fiscal year ended March 31, 2013.

All Other Fees

During the last two fiscal years, other than as disclosed above, the Company has not incurred any other fees for products or services provided by its external auditors.

Exemption for Venture Issuers

As a venture issuer, the Company is exempt from the provisions of NI 52-110 that would otherwise require its Audit & Finance Committee to be constituted in accordance with Part 3 of NI 52-110, and the Company to provide comprehensive disclosure about the members of its Audit & Finance Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis is to provide information about the Company’s executive compensation objectives and processes and to discuss compensation decisions relating to its named executive officers (the “Named Executive Officers”) listed in the Summary Compensation Table that follows. During its fiscal year ended March 31, 2013, the following individuals were Named Executive Officers (as determined by applicable securities legislation) of the Company:

Christopher I. Dyakowski – Chief Executive Officer

Kenneth C. Phillippe – Chief Financial Officer

The Company is a mineral exploration company whose assets include exploration properties located in British Columbia. The Company’s primary objective is to conduct exploration on various properties.

Notwithstanding the foregoing, given that the Company has not, as of yet, generated any significant income or cash flows from operations and operates with limited financial resources to ensure that funds are available to complete scheduled programs, the Board of Directors has to consider not only the financial situation of the Company at the time of the determination of executive compensation but also the estimated financial situation of the Company in the mid and long-term. An important element of executive compensation is the grant of incentive stock options by the Company to its employees, directors and officers which do not require cash disbursement by the Company. Additional information about the Company and its operations is available in its audited financial statements and Management’s Discussion and Analysis for the year ended March 31, 2013 which have been filed with regulators and are available for review on SEDAR at www.sedar.com under the Company’s profile.

The Board of Directors has not specifically considered the risks associated with the Company’s compensation policies and practices relating to the compensation arrangements currently in place with the Company’s senior officers, but these arrangements are relatively simple in structure and do not include any compensation or incentive awards tied to performance goals or short-term incentives.

The Company does not have a policy that would prohibit a Named Executive Officer or director from purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the Named Executive Officer or director. However, management is not aware of any Named Executive Officer or director purchasing such an instrument.

Compensation Objectives and Principles

The primary goal of the Company’s executive compensation process is to attract and retain the key executives necessary for the Company’s long term success, to encourage executives to further the development of the Company and its operations and to motivate qualified and experienced executives. The key elements of executive compensation awarded by the Company are: (i) base salary; (ii) potential annual incentive award; and (iii) incentive stock options. The directors are of the view that all elements should be considered, rather than any single element.

Share-Based and Option-Based Awards

Options to purchase common shares of the Company are intended to align the interests of the Company’s directors and executive officers with those of its shareholders, to provide a long term incentive that rewards these individuals for their contribution to the creation of shareholder value and to reduce the cash compensation the Company would otherwise have to pay. The Company’s Stock Option Incentive Plan (the “Plan”) is administered by the Board of Directors on recommendations received from time to time from the Nominating & Corporate Governance Committee. In establishing the number of the incentive stock options to be granted to the Named Executive Officers, reference is made to the number of stock options granted to officers of other publicly traded companies that, similar to the Company, are involved in the mining industry, as well as those of other publicly traded Canadian companies on a comparable size to that of the Company in respect of assets. The Board of Directors also considers previous grants of options and the overall number of options that are outstanding relative to the number of outstanding common shares in determining whether to make any new grants of options and the size and terms of any such grants, as well as the level of effort, time, responsibility, ability, experience and level of commitment of the executive officer in determining the level of incentive stock option compensation. See “Incentive Plan Awards – Outstanding Share-Based Awards and Option-Based Awards” below, as well as “Securities Authorized for Issuance Under Equity Compensation Plans” below.

Compensation Governance

The Nominating & Corporate Governance Committee of the Board of Directors of the Company, through discussions without any formal objectives, criteria or analysis, is responsible for determining all forms of compensation to be granted to the Chief Executive Officer of the Company, as well as to its directors, and for reviewing the Chief Executive Officer’s recommendations regarding compensation of the other senior executives of the Company, to ensure such arrangements reflect the responsibilities and risks associated with each position. When determining the compensation of the Company’s executive officers, the Committee considers: (i) recruiting and retaining executives critical to the success of the Company and the enhancement of shareholder value; (ii) providing fair and competitive compensation; (iii) balancing the interests of management and the Company’s shareholders; and (iv) rewarding performance, both on an individual basis and with respect to operations in general. In order to achieve these objectives, the compensation paid to the Company’s executive officers consists of base salary and/or long-term incentive in the form of stock options.

Summary Compensation Table

The following table sets forth details of all compensation paid in respect of the individuals who were, at March 31, 2013, the Named Executive Officers. There were no other executive officers of the Company whose total compensation was, individually, more than $150,000 for the financial year ended March 31, 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Share- Based Awards ($)	Option- Based Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)		Pension Value ($)	All Other Compen- sation ($)	Total Compen- sation ($)
					Annual Incentive Plans	Long-Term Incentive Plans
Christopher Dyakowski President & Chief Executive Officer	2013 2012 2011(2)	Nil Nil Nil	Nil Nil Nil	Nil $10,355(3) Nil	Nil Nil Nil	Nil Nil Nil	N/A N/A N/A	$60,000(4) $37,500(4) $7,500(4)	$60,000 $47,855 $7,500
Kenneth Phillippe(5) Chief Financial Officer	2013 2012	Nil Nil	Nil Nil	Nil $10,727	Nil Nil	Nil Nil	N/A N/A	$18,000(6) $4,000(6)	$18,000 $14,727

Notes:

(1)

The Plan allows directors, officers and consultants to acquire shares of the Company in exchange for the options exercised. The fair value of share options granted to employees is recognized as an expense over the vesting period using the graded vesting method with a corresponding increase in equity. An individual is classified as an employee when the individual is an employee for legal or tax purposes (direct employee) or provides services similar to those performed by a direct employee, including directors of the Company. The fair value of option-based awards granted during the financial year ended March 31, 2012 was determined using the Black-Scholes option pricing model, and the following weighted average assumptions:

Risk-free interest rate	1.01 – 1.02%
Expected life of options (years)	1.17 – 2 years
Annualized volatility	100.53 – 107.16%
Dividends	0.00%
Expected annual forfeitures	0.00%
Fair value of stock	$0.088 - $0.107

(2)

2011 represents the period from incorporation on June 9, 2010 to March 31, 2011.

(3)

These option-based awards were granted to Mr. Dyakowski during the financial year ended March 31, 2011; however, the option-based awards did not vest until November 3, 2011 (being the date of listing of the Company’s common shares on the TSX Venture Exchange). Accordingly, option-based compensation was reflected in the audited financial statements for the financial year ended March 31, 2012 rather than for the financial year ended March 31, 2011.

(4)

Fees paid to Max Investments Inc., a company controlled by Mr. Dyakowski, for administrative services provided to the Company.

(5)

Mr. Phillippe was appointed Chief Financial Officer of the Company on January 10, 2012.

(6)

Fee paid to Mr. Phillippe for professional accounting services provided to the Company.

Incentive Plan Awards

Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth details of all awards outstanding for the Named Executive Officers at the end of the most recently completed financial year, including awards granted to the Named Executive Officers in prior years.

Outstanding Share-Based Awards and Option-Based Awards

	Option-Based Awards				Share-Based Awards
Name	No. of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-The-Money Options(1) ($)	No. of Shares or Units of Shares That Have Not Vested (#)	Market or Payout Value of Share- Based Awards That Have Not Vested ($)	Market or Payout Value of Vested Share- Based Awards Not Paid Out or Distributed ($)
Christopher Dyakowski	200,000	$0.20	Nov 3/13	Nil	N/A	N/A	N/A
Kenneth Phillippe	100,000	$0.20	Jan 11/14	Nil	N/A	N/A	N/A

Note:

(1)

In-The-Money Options are those where the market value of the underlying securities as at the most recent financial year end exceeds the option exercise price. The closing market price of the Company’s common shares on March 28, 2013, the last trading day of the financial year, was $0.165.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth details of the value vested or earned by the Named Executive Officers for option-based awards and share-based awards for the most recently completed financial year.

Incentive Plan Awards – Value Vested or Earned During the Year

Name	Option-Based Awards – Value Vested During the Year ($)	Share-Based Awards – Value Vested During the Year ($)	Non-Equity Incentive Plan Compensation – Value Earned During the Year ($)
Christopher Dyakowski	Nil	N/A	N/A
Kenneth Phillippe	Nil	N/A	N/A

See “Particulars of Other Matters to be Acted Upon – Continuance of Stock Option Incentive Plan” for a summary of the terms of the Plan.

Termination and Change of Control Benefits

There are no contracts, agreements, plans or arrangements that provide for payments to a Named Executive Officer at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of the Company or a change in a Named Executive Officer’s responsibilities.

Director Compensation

Director Compensation Table

The following table sets forth details of all amounts of compensation provided to the current director and a former director other than the Named Executive Officers (the “Other Directors”) for the Company’s most recently completed financial year.

Director Compensation Table

Name	Fees Earned ($)	Share- Based Awards ($)	Option- Based Awards ($)	Non-Equity Incentive Plan Compensation ($)	Pension Value ($)	All Other Compensation ($)	Total Compensation ($)
William Schmidt(1)	Nil	N/A	Nil	N/A	N/A	Nil	Nil
Stephen Kenwood	Nil	N/A	Nil	N/A	N/A	Nil	Nil

Note:

(1)

Mr. Schmidt passed away on August 14, 2013.

Share-Based Awards, Option-Based Awards and Non-Equity Incentive Plan Compensation

The following table sets forth details of all awards outstanding for the Other Directors at the end of the most recently completed financial year, including awards granted to the Other Directors in prior years.

Outstanding Share-Based Awards and Option-Based Awards

	Option-Based Awards				Share-Based Awards
Name	No. of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-The-Money Options(1) ($)	No. of Shares or Units of Shares That Have Not Vested (#)	Market or Payout Value of Share- Based Awards That Have Not Vested ($)
William Schmidt	90,000	$0.20	Nov 3/13	Nil	N/A	N/A
Stephen Kenwood	100,000	$0.20	Nov. 3/13	Nil	N/A	N/A

Note:

(1)

In-The-Money Options are those where the market value of the underlying securities as at the most recent financial year end exceeds the option exercise price. The closing market price of the Company’s common shares on March 28, 2013, the last trading day of the financial year, was $0.165.

The following table sets forth details of the value vested or earned by the Other Directors for option-based awards and share-based awards for the most recently completed financial year.

Incentive Plan Awards – Value Vested or Earned During the Year

Name	Option-Based Awards – Value Vested During the Year ($)	Share-Based Awards – Value Vested During the Year ($)	Non-Equity Incentive Plan Compensation – Value Earned During the Year ($)
William Schmidt	Nil	N/A	N/A
Stephen Kenwood	Nil	N/A	N/A

Stock Option Incentive Plan

The Company has in place a Plan which was previously approved by the Board of Directors and by the shareholders of the Company. The Plan has been established to provide incentive to eligible persons to acquire a proprietary interest in the Company, to continue their participation in the affairs of the Company and to increase their efforts on behalf of the Company. The Plan is administered by the directors of the Company. The Plan provides that options be issued to directors, executive officers, employees, consultants or management company employees of the Company or any affiliate of the Company. The Plan provides that the number of shares issuable under the Plan, together with all of the Company’s other previously established or proposed share compensation arrangements, may not exceed 10% of the total number of issued and outstanding shares of the Company at the time of the option grant.

See “Particulars of Other Matters to be Acted Upon – Continuance of Stock Option Incentive Plan” for further particulars of the Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets out, as of the end of the Company’s financial year ended March 31, 2013, all information required with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (1) (c)

Equity compensation plans approved by securityholders	532,500	$0.20	415,750

Equity compensation plans not approved by securityholders	N/A	N/A	N/A

Note:

(1)

The Company has in place a “rolling” Plan whereby the maximum number of common shares that may be reserved for issuance pursuant to the Plan will not exceed 10% of the issued shares of the Company at the time of the stock option grant. As of the Company’s financial year end of March 31, 2013, the Company had issued and outstanding 9,482,500 fully paid and non-assessable shares; therefore, as of March 31, 2013, up to 948,250 common shares were reserved for issuance pursuant to the Plan. See “Particulars of Other Matters to be Acted Upon – Continuance of Stock Option Incentive Plan” for further particulars of the Plan.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Title to Mineral Claims – Fame Property

In his capacity as a director and subject to his fiduciary duty to the Company, Christopher Dyakowski has agreed to, from time to time and as requested by the Company’s board of directors, acquire and hold British Columbia mineral tenures relating to the Company’s projects in his personal name, and in trust for and on behalf of the Company. On such basis, he has acquired and continues to hold, in trust for and on behalf of the Company, the eleven Fame mineral tenures claims.

Other than as disclosed in this Information Circular, no informed person of the Company, proposed nominee for election as a director, or any associate or affiliate of the foregoing, had any material interest, direct or indirect, in any transaction or proposed transaction since April 1, 2012 which has materially affected or would materially affect the Company.

APPOINTMENT OF AUDITORS

The management of the Company will recommend to the Meeting to appoint MNP LLP as auditors of the Company and to authorize the directors to fix their remuneration. MNP LLP were first appointed auditors of the Company on January 11, 2012.

MANAGEMENT CONTRACTS

No management functions of the Company are performed to any substantial degree by a person other than the directors or executive officers of the Company, except as disclosed herein.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Continuance of Stock Option Incentive Plan

In accordance with the policies of the Exchange governing stock options, all issuers are required to adopt a stock option plan pursuant to which stock options may be granted to directors, officers, employees and consultants of the Company, or of a subsidiary of the Company.

The Company currently has a Plan as previously approved by the directors and by the shareholders of the Company. The Plan is expected to benefit shareholders by enabling the Company to attract and retain personnel of high calibre by offering to them an opportunity to share in any increased value of the common shares of the Company resulting from their efforts. The purpose of the Plan is to provide an incentive to the Company’s directors, executive officers, employees, consultants and management company employees (the “Eligible Persons”) to acquire a proprietary interest in the Company, to continue their participation in the affairs of the Company and to increase their efforts on behalf of the Company. The Plan complies with the requirements of Exchange Policy 4.4 for Tier 2 issuers. The Plan provides for the issuance of stock options to acquire up to 10% of the Company’s issued and outstanding capital as at the date of grant. This is a “rolling” plan as the number of shares reserved for issuance pursuant to the grant of stock options will increase as the Company’s issued and outstanding share capital increases.

The policies of the Exchange require that such “rolling” plans be approved by shareholders annually at the Company’s Annual General Meeting. Continuation of the Plan will be subject to the approval of the shareholders of the Company and review and acceptance by the Exchange.

As at the date hereof, 532,500 options to purchase common shares of the Company are outstanding under the Plan. No options that have previously been granted by the Company under the Plan have been exercised.

A copy of the Plan will be available at the Meeting for review by the shareholders. In addition, a copy of the Plan is available for review on SEDAR at www.sedar.com under the Company’s profile as “Other” filed on December 21, 2011, or, upon request, shareholders may obtain a copy of the Plan from the Company prior to the Meeting.

Description of the Plan

The aggregate number of shares reserved for issuance under the Plan and common shares reserved for issuance under any other share compensation arrangement granted or made available by the Company from time to time may not exceed 10% of the issued capitalization from time to time. The Plan provides that options may be granted to any director, executive officer, employee, consultant or management company employee of the Company or any affiliate of the Company.

The exercise price of an option shall be determined by the Board provided that, so long as the shares of the Company are listed on the Exchange, such price shall not be lower than the last closing sales price for such shares as quoted on the Exchange for the market trading day immediately prior to the date of the grant of the option less any discount permitted by the Exchange. Options granted under the Plan will be granted for a term not to exceed ten years from the date of their grant.

All options will terminate on the earlier of: (a) the expiration date of the option; (b) the end of the period of time permitted for exercise of the option (such period of time to not be in excess of six months), to be determined by the Board at the time of the grant of an option, after the optionee ceases to be an Eligible Person for any reason other than death, disability or cause; (c) the 30th day after the optionee who is engaged in investor relations activities for the Company ceases to be employed to provide investor relations activities; (d) the date on which the optionee ceases to be an Eligible Person by reason of termination of the optionee as an employee or consultant of the Company for cause; (e) the first anniversary of the date on which the optionee ceases to be an Eligible Person by reason of termination of the optionee as an employee or consultant on account of disability; or (f) the first anniversary of the date of death of the optionee.

Options will be non-assignable and non-transferable provided that any vested option will be exercisable by an option holder’s legal heirs, personal representatives or guardians up to 12 months following the death of an option holder. All such options will continue to vest in accordance with their original vesting schedule.

The number of common shares of the Company reserved for issuance to any one person on a yearly basis cannot exceed 5% of the number of issued common shares of the Company at the time of the grant of options unless the Company has obtained the requisite disinterested shareholder approval. The aggregate number of options granted to consultants or persons employed to provide investor relations activities must not exceed 2% of the issued shares in any 12 month period.

Options issued to Eligible Persons performing investor relations activities must vest in stages over 12 months with no more than one-quarter of the options vesting in any three month period.

Approval of Plan

Accordingly, the shareholders of the Company will be requested at the Meeting to pass an ordinary resolution in the following terms:

“RESOLVED that:

1.

the Company’s stock option incentive plan (the “Plan”), as described in the Information Circular of the Company dated August 16, 2013, be and is hereby ratified, confirmed and approved, subject to acceptance by the TSX Venture Exchange;

2.

the Company be authorized to grant stock options pursuant and subject to the terms and conditions of the Plan, entitling the option holders to purchase up to that number of common shares that is equal to 10% of the issued and outstanding capital of the Company at the time of the grant;

3.

the outstanding stock options which have been granted prior to the renewal of the Plan shall, for the purpose of calculating the number of stock options that may be granted under the Plan, be treated as options granted under the Plan; and

4.

any one director or officer of the Company be and is hereby authorized and directed to do all such acts and things and to execute and deliver under the corporate seal or otherwise all such deeds, documents, instruments and assurances as in the opinion of such director or officer may be necessary or desirable to give effect to the foregoing resolutions and to complete all transactions in connection with the continuation of the Plan.”

An ordinary resolution is a resolution passed by a majority of at least 50% of the votes cast by those shareholders, who being entitled to do so, vote in person or by proxy in respect of that resolution at the Meeting. Management of the Company recommends that shareholders vote in favour of the foregoing resolution, and the persons named in the enclosed Proxy intend to vote for the approval of the foregoing resolution at the Meeting unless otherwise directed by the shareholders appointing them.

OTHER BUSINESS

Management of the Company knows of no matters to come before the Meeting other than those referred to in the Notice of Meeting accompanying this Information Circular. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy accompanying this Information Circular to vote the same in accordance with their best judgment of such matters.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR at www.sedar.com. Shareholders may contact the Company at its registered office located at Suite 3000, 1055 West Georgia Street, Vancouver, British Columbia, V6E 3R3, or by telephone at 604.250.2844 to request copies of the Company’s financial statements and MD&A. Financial information is provided in the Company’s comparative financial statements and MD&A for its most recently completed financial year.

DATED at Vancouver, British Columbia, this 16th day of August, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) “Christopher I. Dyakowski”

Christopher I. Dyakowski,

President & Chief Executive Officer

APPENDIX 1

AUDIT AND FINANCE COMMITTEE CHARTER AUDIT AND FINANCE COMMITTEE OF
THE BOARD OF DIRECTORS CHARTER

Organization

There shall be a committee of the board of directors (the “Board”) of San Antonio Ventures Inc. (“San Antonio”) known as the Audit and Finance Committee (the “Committee”). This charter shall govern the operations of the Committee.

Membership and Qualifications

The membership of the Committee shall be appointed by the Board and shall consist of at least three directors, the majority of whom will be non-officers (the “Independent Directors”).

Each independent member of the Committee shall be, while at all times a member of the Committee, free of any relationship that, in the opinion of the Board, would interfere with the member’s individual exercise of independent judgment.

Each member of the Committee shall be, while at all times a member of the Committee, generally knowledgeable in financial and auditing matters, specifically possessing the ability to read and understand fundamental financial statements including San Antonio’s balance sheet, statement of operations and statement of cash flows.

The Board shall appoint one member of the Committee as chair. The chair shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board. The chair will also maintain regular liaison with San Antonio’s Chief Executive Officer, Chief Financial Officer and lead independent audit partner.

Role

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, reporting practices, systems of internal accounting and financial controls, the annual independent audit of San Antonio’s financial statements, and the legal compliance and ethics programs of San Antonio as established by management and the Board shall also perform any other related duties as directed by the Board. In fulfilling this role, the Committee is expected to maintain free and open communications with the independent auditor and management of San Antonio and shall meet at least once each quarter.

While the Committee has the responsibilities and powers set forth below in this charter under the headings “Authority” and “Responsibilities and Processes”, it is not the duty of the Committee to conduct audits or to determine that San Antonio’s financial statements are fairly presented and are in accordance with generally accepted accounting principles. Management is responsible for the preparation of financial statements in accordance with generally accepted accounting principles. It is the role of the independent auditor to audit the financial statements.

Authority

The Committee is granted the authority to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of San Antonio. The Committee has the power to engage and determine funding for outside counsel or other experts or advisors as the Committee deems necessary for these purposes and as otherwise necessary or appropriate to carry out its duties. San Antonio shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for San Antonio and for any advisors employed by the Committee as well as for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Responsibilities and Processes

The Committee’s primary responsibilities include:

•

Overseeing San Antonio’s financial reporting process on behalf of the Board and reporting the results or findings of its oversight activities to the Board.

•

Having sole authority to appoint, retain and oversee the work of San Antonio’s independent auditor and establishing the compensation to be paid to the independent auditor. San Antonio’s independent auditor shall report directly to the Committee.

•

Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or auditing matters for the confidential, anonymous submission by San Antonio’s employees of concerns regarding questionable accounting or auditing matters.

•

Pre-approving all audit services and permissible non-audit services as may be amended from time to time.

•

Overseeing San Antonio’s system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to each of San Antonio’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal recurring processes of the Committee relating to its oversight responsibilities. These processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate and is not intended be a comprehensive list of all the actions that the Committee will take in discharging its duties. These processes are:

•

Discussing with the independent auditor the objectivity and independence of the auditor and any relationships that may impact the auditor’s objectivity or independence and receiving from the independent auditor disclosures regarding its independence and written affirmation that the independent auditor is in fact independent, and taking any action, or recommending that the Board take appropriate action to oversee the independence of the independent auditor.

•

Overseeing the independent auditor relationship by discussing with the auditor the nature and scope of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee to report on any and all appropriate matters. The Committee has the sole authority to resolve disagreements, if any, between management and the independent auditor.

•

Discussing with the independent auditor and San Antonio’s financial and accounting personnel, together and in separate sessions, the adequacy and effectiveness of the accounting and financial controls of San Antonio and eliciting recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures may be desirable.

•

Providing sufficient opportunity for the independent auditor to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor’s evaluation of San Antonio’s financial and accounting personnel and the cooperation that the independent auditor received during the course of the audit.

•

Discussing with management their review of the adequacy of San Antonio’s disclosure controls and procedures, the effectiveness of such controls and procedures and any findings following such review.

•

Reviewing San Antonio’s system to monitor, assess and manage risk and legal and ethical compliance program.

•

Reviewing and discussing with management and the independent auditor prior to the filing of San Antonio’s annual report:

1.

San Antonio’s annual financial statements and related footnotes and other financial information, including the information in the “Management’s Discussion and Analysis”

2.

The selection, application and effects of San Antonio’s critical accounting policies, practices and the reasonableness of significant judgments and estimates made by management.

3.

Alternative and preferred treatment of financial information under generally accepted accounting principles.

4.

All material arrangements, off-balance sheet transactions and relationship with any unconsolidated entities or any other persons which may have a material, current or future, effect on the financial condition of San Antonio.

5.

Any material written communications between the independent auditor and management.

6.

The independent auditor’s audit of the financial statements and its report thereon.

7.

Any significant finding and recommendations of the independent auditor and management’s responses thereto.

8.

Any significant changes in the independent auditor’s audit plan.

9.

Any serious difficulties or disputes with management encountered during the course of the audit.

10.

Any related significant findings and recommendations of the independent auditor together with management’s responses thereto.

11.

Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

•

Preparing a report to be included in San Antonio’s Information Circular that states the Committee has:

1.

Analyzed and discussed the audited financial statements with management;

2.

Discussed with the independent auditor the auditor’s independence;

3.

Considered the audit and non-audit services provided by the independent auditor, and the fees paid for such services; and

•

The Committee shall review in advance all announcements of interim and annual financial results, as well as any periodic guidance to be publicly released by San Antonio and discuss such announcements with management and the independent auditors.

•

Reviewing and discussing with management and the independent auditor prior to the filing of San Antonio’s Quarterly Report:

1.

San Antonio’s interim financial statements and related footnotes and other financial information, including the information in the “Management’s Discussion and Analysis”.

2.

The selection, application and effects of San Antonio’s critical accounting policies, practices and the reasonableness of significant judgments and estimates made by management.

3.

Alternative and preferred treatment of financial information under generally accepted accounting principles.

4.

All material arrangements, off-balance sheet transactions and relationship with any unconsolidated entities or any other persons which may have a material current or future effect on the financial condition of San Antonio.

•

Reviewing and either approving or disapproving all related party transactions.

•

Submitting the minutes of all meetings of the Committee to, or discussing the matters discussed at each committee meeting with, the Board.

•

Reviewing and assessing the adequacy of this charter annually and recommend any proposed changes to the Board for its approval.

The Chairman of the Committee, or another Committee member designated by the Chairman, is authorized to act on behalf of the Committee with respect to required Committee responsibilities which arise between regularly scheduled Committee meetings, with the independent auditors and management, as well as the pre-approval of non-audit services provided by the independent auditors, as necessary, as contemplated by the Committee’s policies. Any such pre-filing discussions and preapprovals shall be reported to the Committee at a subsequent meeting.